NYNEX Senior Management Nonqualified
                              Defined Contribution Pension Plan
                              (Effective January 1, 1995)

NYNEX Senior Management Nonqualified Defined Contribution
Pension Plan
(Effective January 1, 1995)


Contents
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Section                                                                                      Page
              Outline Of The NYNEX Senior Management Nonqualified Defined
              Contribution Pension Plan

              Article I. Statement of Purpose                                                   1

              Article II. Definitions

    2.1       Beneficiary                                                                       2
    2.2       Cause                                                                             2
    2.3       Committee                                                                         2
    2.4       ERISA                                                                             2
    2.5       Funds                                                                             2
    2.6       NYNEX                                                                             2
    2.7       Participating Company                                                             3
    2.8       Plan                                                                              3
    2.9       Prior Plans                                                                       3
    2.10      Salary                                                                            3
    2.11      Senior Manager                                                                    3
    2.12      Termination of Employment                                                         3

              Article III. Administration

    3.1       General Administration                                                            4
    3.2       Plan Administrative Committee                                                     4
    3.3       Claims Procedures                                                                 4
    3.4       Committee Determinations Conclusive                                               4
    3.5       Named Fiduciaries                                                                 4
    3.6       Allocation of Duties                                                              5




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



NYNEX Senior Management Nonqualified Defined Contribution
Pension Plan
(Effective January 1, 1995)

Contents
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Section                                                                                      Page

              Article IV. Participation

    4.1       Eligibility                                                                       6
    4.2       Prior Plans                                                                       6
    4.3       Termination During 1995                                                           6
    4.4       Rehire of Senior Manager                                                          6

              Article V. Accounts

    5.1       Establishment of Accounts                                                         7
    5.2       NYNEX Shares Account                                                              7
    5.3       Directed Investment Account                                                       7
    5.4       Designation of Funds Under Directed Investment Account                            7

              Article VI. Amounts Credited to Accounts

    6.1       Pay-Based Credits                                                                 8
    6.2       Conversion Credits                                                                9
    6.3       Annual Transition Credits                                                         9
    6.4       Potential Interim Amount                                                          9

              Article VII. Distribution at Termination of Employment

    7.1       Commencement                                                                     11
    7.2       Form of Payment                                                                  11
    7.3       Lump Sum Distribution                                                            11
    7.4       Appreciation Only                                                                11
    7.5       Annuity Options                                                                  12
    7.6       Partial Lump Sum Option                                                          13

              Article VIII. Death Prior to Termination of Employment

    8.1       In General                                                                       14
    8.2       Forms of Payment                                                                 14
    8.3       Lump Sum Distribution                                                            14
    8.4       Annuity Options                                                                  14
    8.5       Partial Lump Sum Option                                                          15


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



NYNEX Senior Management Nonqualified Defined Contribution
Pension Plan
(Effective January 1, 1995)

Contents
- -------------------------------------------------------------------------------------------------


Section                                                                                      Page

              Article IX. Supplement to Death Benefits Payable Under NYNEX
              Management Pension Plan

    9.1       Supplemental Death Benefits                                                      16
    9.2       Definition of Wages                                                              16

              Article X. General Provisions

    10.1      Effective Date                                                                   17
    10.2      Source of Payments                                                               17
    10.3      Rights to Benefit                                                                17
    10.4      Forfeiture of Benefits                                                           17
    10.5      Attachment, Assignment, or Alienation                                            17
    10.6      Determination of Eligibility                                                     18
    10.7      Payments to Others                                                               18
    10.8      Claims Release                                                                   18
    10.9      Damage Claims or Suits                                                           18
    10.10     Judgment or Settlement                                                           19
    10.11     Payment Under Law                                                                19
    10.12     Plan Termination                                                                 19

              Article XI. Plan Modification                                                    20

              Appendix A
                                                                               Conversion Credits

              Appendix B
                                                                        Annual Transition Credits

              Appendix C
                                                                        Potential Interim Amounts


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Outline Of The NYNEX Senior Management Nonqualified
Defined Contribution Pension Plan

The NYNEX Senior Management Nonqualified Defined Contribution Pension Plan (the "Plan") provides nonqualified pension payments to eligible Senior Managers, and permits eligible Senior Managers to elect among various forms of survivor benefits for their designated beneficiaries. The Plan also is known as the Executive Retirement Account Plan (the "ERA Plan").

The Plan became effective January 1, 1995, but only for eligible Senior Managers who were actively employed on or after January 1, 1996. For such individuals, the Plan completely replaces (beginning in 1995) three nonqualified defined benefit pension plans previously in effect. These are the Senior Management Non-Qualified Pension Plan, the ERISA Excess Plan, and the Mid-Career Pension Plan (the "Prior Plans").

The Plan uses a defined contribution approach to facilitate linking a portion of each eligible Senior Manager's retirement income to the performance of NYNEX stock. For each of the first 15 years in which a Senior Manager participates, his or her Executive Retirement Account ("ERA") is credited with 25 percent of the amount by which his or her base salary exceeds $150,000, plus 25 percent of each Short-Term Incentive Award. Half of this pay-based credit accumulates based on the investment performance of funds elected by the Senior Manager from among a group of nine funds designated by NYNEX Corporation for this purpose. The other half of this pay-based credit accumulates on the basis of the performance of NYNEX stock.

In addition, for Senior Managers who commenced participation on January 1, 1995, the projected income replacement provided under the Prior Plans at retirement age 60 was used as a target for purposes of determining three special credits. First, the benefit accrued under the Prior Plans as of December 31, 1994 was converted to a lump sum Conversion Credit which is included in the opening ERA balance. Second, because the rate of increase in retirement benefits in a defined contribution approach otherwise would not replicate the rate of increase under the Prior Plans' defined benefit formulas, an Annual Transition Credit is scheduled for Senior Managers whose projected ERA balance at age 60 would fall short of their projected Prior Plan benefits at age 60. Third, for Senior Managers retiring before age 60, the ERA concept still may provide a benefit level lower than the Prior Plans. To correct for this shortfall, a Potential Interim Amount may be credited at retirement, if certain conditions are met. The special credits described in this paragraph are available only to certain Senior Managers who commenced participation under the Plan on January 1, 1995.


Any special credits described in the preceding paragraph will accumulate based on the performance of funds selected by the Senior Manager from among a group of nine funds designated by NYNEX Corporation for this purpose.

In order to avoid adverse income tax consequences, no assets shall be set aside for the benefit of Senior Managers, and no assets shall actually be invested in funds which a Senior Manager selects as a measure for accumulations under this Plan. All payments are made entirely from the general assets of NYNEX Corporation or another Participating Company.

In a year prior to the year of retirement or other termination of employment, a Senior Manager can elect to receive his or her ERA balances immediately upon retirement or other termination of employment as a single lump sum, in various annuity forms, or part as a lump sum and part as an annuity. Or, a Senior Manager can elect an annual lifetime income equal to the greater of current "earnings" (to the extent the current ERA balance exceeds the ERA balance at commencement of distribution), or 8 percent of the ERA balance at commencement of distribution, provided that at the Senior Manager's death, any remaining ERA balance shall be paid to his or her designated beneficiaries.

To the extent that a life annuity form is elected, post-retirement survivor benefits (if any) shall be determined exclusively by the terms of the annuity payment form.

To provide for the possibility of death prior to retirement, a Senior Manager can designate one of several forms of payment to his or her surviving beneficiary or beneficiaries.

       Note: The above is only a broad outline of the major features of the Plan. Any benefits or rights under the Plan will be determined by the specific Plan provisions as they apply to each case.



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Article I. Statement of Purpose

The purpose of the NYNEX Senior Management Nonqualified Defined Contribution Pension Plan (the "Plan") is to provide supplementary retirement income through a nonqualified account balance plan under which a portion of the ultimate benefit will be based on the performance of NYNEX stock. The Plan covers Senior Managers of NYNEX Corporation and such of the subsidiaries of NYNEX Corporation which have determined, with the concurrence of the Committee to participate in the Plan.



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Article II. Definitions

2.1 "Beneficiary" shall mean one or more beneficiaries designated by the Senior Manager on a form provided by NYNEX for the appropriate purpose. The most recent beneficiary designation submitted by the Senior Manager shall override all previous designations.

2.2 "Cause" The term "cause" shall mean grossly incompetent performance or substantial or continuing inattention to or neglect of the duties and responsibilities assigned to the Senior Manager as determined in the sole discretion and judgment of the Chairman and Chief Executive Officer of NYNEX (or by the NYNEX Board of Directors in the case of the Chairman and Chief Executive Officer of NYNEX), including but not limited to fraud, misappropriation and embezzlement, involving NYNEX or any of its subsidiaries or affiliates, or commission of any felony of which the Senior Manager is finally adjudged guilty in a court of competent jurisdiction, or a violation of the provisions of the Senior Manager's Executive Retention Agreement or Employment Agreement entitled Non- Competition and Non-Solicitation, Intellectual Property and Proprietary Information, Company Rules, Code of Business Conduct, and Modification of Final Judgment.

2.3 "Committee" shall mean the Employees' Benefit Committee appointed by the Company to administer the Pension Plan.

2.4 "ERISA" shall mean the Employee Retirement Income Security Act, as amended from time to time.

2.5 "Funds" shall mean the investment funds (other than the NYNEX Shares Fund) into which Senior Managers can direct their accounts under the NYNEX Savings Plan for Salaried Employees. As of August 1, 1995, such funds include the Government Obligations Fund, the Interest Income Fund, the U.S. Balanced Fund, the Global Balanced Fund, the Diversified Equity Portfolio, the Active U.S. Equity Fund, the Telecommunications Fund, the International Equity Fund, and the U.S. Small Cap Fund. Amounts credited under this Plan are not actually invested in such funds or in any other manner. Rather, hypothetical accounts are credited with hypothetical earnings (or debited for hypothetical losses) as if invested in such Funds.

2.6 "NYNEX" shall mean the NYNEX Corporation, a Delaware corporation, or its successors.

2.7 "Participating Company" shall mean NYNEX Corporation, or any

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




subsidiary of NYNEX Corporation which shall have determined with the concurrence of the Committee to participate in this Plan.

2.8 "Plan" shall mean the NYNEX Senior Management Nonqualified Defined Contribution Pension Plan, as set forth herein.

2.9 "Prior Plans" shall mean the NYNEX Senior Management Non-Qualified Pension Plan, the NYNEX ERISA Excess Plan, and the NYNEX Mid-Career Pension Plan as such plans were in effect on December 31, 1994.

2.10 "Salary" shall mean base salary amounts which have been received currently while an individual is a Senior Manager, or would have been received currently but for a salary reduction election by the Senior Manager.

2.11 "Senior Manager" shall mean an employee on the active roll of any Participating Company on or after January 1, 1995, who has attained a level higher than Department Level or equivalent Fifth Level, and who holds a position that a Participating Company's Board of Directors has designated to be within that Company's Senior Management Compensation Group.

2.12 "Termination of Employment" shall mean any termination of employment with a Participating Company.


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Article III. Administration

3.1 General Administration

NYNEX shall be the Plan Administrator and the Sponsor of the Plan as those terms are defined in ERISA. The Committee shall have the administrative responsibilities set forth below.

3.2 Plan Administrative Committee

(a) The Committee shall have the specific powers elsewhere herein granted to it and shall have such other powers as may be necessary in order to enable it to administer this Plan, except for powers herein granted or provided to be granted to others.
(b) The Committee shall grant or deny claims for benefits under the Plan with respect to Senior Managers of each Participating Company, shall adjudicate appeals, and shall authorize disbursements according to the Plan. Adequate notice, pursuant to applicable law and prescribed Participating Company practices, shall be provided in writing to any Senior Manager or beneficiary whose claim has been denied, setting forth the specific reasons for such denial.

3.3 Claims Procedures

The review and appeal procedures for Senior Managers whose claims have been denied shall be the same as those procedures set forth in the NYNEX Management Pension Plan.

3.4 Committee Determinations Conclusive

The Committee shall determine conclusively for all parties all questions arising in the administration of the Plan and any decision of such Committee shall not be subject to further review.

3.5 Named Fiduciaries

NYNEX and the Committee are each a named fiduciary as that term is used in ERISA with respect to the particular duties and responsibilities herein provided to be allocated to each of them.



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3.6 Allocation of Duties

NYNEX may allocate responsibilities for the operation and administration of the Plan consistent with the Plan's terms. NYNEX and other named fiduciaries may designate in writing other persons to carry out their respective responsibilities under the Plan, and may employ persons to advise them with regard to any such responsibilities.


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Article IV. Participation

4.1 Eligibility

Each Senior Manager in the active employ of a Participating Company on or after January 1, 1995 shall participate under the Plan unless such Senior Manager shall decline participation.

4.2 Prior Plans

A Senior Manager who participates under this Plan shall not be entitled to a benefit of any kind under any Prior Plan, except as provided under section 4.3.

4.3 Termination During 1995

Notwithstanding any other provision of this Plan, with respect to a Senior Manager whose employment with the applicable Participating Company terminates prior to January 1, 1996, (a) no amounts shall be payable under this Plan, and
(b) the Prior Plans shall be applied as if this Plan had not been adopted.

4.4 Rehire of Senior Manager

A Senior Manager who is rehired after a Termination of Employment under this Plan shall be treated in the same manner as a newly hired employee of NYNEX, except that prior participation shall be taken into account for purposes of applying the 180-month duration limit under section 6.1(a). In particular,
(a) after such rehire, no additional credits shall be allocated under sections 6.2 through 6.4, and
(b) distributions under Article VII attributable to post-rehire credits shall be determined without regard to elections in effect prior to the original Termination of Employment, and
(c) distributions which previously shall have commenced shall not be affected by the rehire.


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Article V. Accounts

5.1 Establishment of Accounts

At commencement of a Senior Manager's participation under the Plan, two unfunded bookkeeping accounts shall be established. One shall be the NYNEX Shares Account described under section 5.2. The other shall be a Directed Investment Account described under section 5.3. In the aggregate, these two accounts shall be referred to as the Executive Retirement Account ("ERA").

5.2 NYNEX Shares Account

A Senior Manager's NYNEX Shares Account shall be credited with one-half of the amount of each applicable Pay-Based Credit, in accordance with section 6.1. Such NYNEX Shares Account shall be adjusted periodically to reflect the investment performance of the NYNEX Shares Fund maintained under the NYNEX Savings Plan for Salaried Employees. No transfers either to or from the NYNEX Shares Account shall be permitted, except as provided in section 7.4(c).

5.3 Directed Investment Account

A Senior Manager's Directed Investment Account shall be:
(a) credited with one-half of each applicable Pay-Based Credit made in accordance with section 6.1, and
(b) credited with the full amount of any Conversion Credit, Annual Transition Credit, or Potential Interim Amount Credit made for the Senior Manager under sections 6.2, 6.3, and 6.4, respectively, and
(c) adjusted periodically to reflect the investment performance of the Funds designated by the Senior Manager under section 5.4.

5.4 Designation of Funds Under Directed Investment Account

Adjustments to amounts credited to a Senior Manager's Directed Investment Account shall be made to reflect the performance of Funds designated by the Senior Manager. NYNEX shall provide a choice of Funds, and shall impose rules regarding transfers, percentage amounts, and frequency of election changes, which shall be substantially similar to those applicable to participant-directed investments under the NYNEX Savings Plan for Salaried Employees, but shall not include the NYNEX Shares Fund.



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



Article VI. Amounts Credited to Accounts

6.1 Pay-Based Credits

(a) Duration. Pay-Based Credits described in this section 6.1 shall be made during the 180-month period following a Senior Manager's commencement of participation under the Plan or the period of such Senior Manager's actual participation, if less.
(b) Bonus Credits. As of March 1 of each year, a Pay-Based Credit shall be made in an amount equal to 25 percent of the Senior Management Short-Term Incentive Award or Executive Short-Term Incentive Award earned in the prior year. Such credit shall be made whether or not the Senior Manager's Termination of Employment has occurred prior to such March 1.
(c)    Salary Credits.
       (1) In the month in which a Senior Manager's accumulated Salary for a calendar year first exceeds $150,000 (adjusted as provided under section 401(a)(17)(B) of the Code), a Pay-Based Credit equal to 25 percent of such excess shall be made.
       (2) In each subsequent month of such calendar year, a Pay-Based Credit equal to 25 percent of that month's Salary shall be made.
       (3) With respect to the year in which an individual is promoted to Senior Manager, for purposes of determining when "accumulated Salary" exceeds $150,000, there shall be taken into account both:
             (A) the amount of any incentive award paid in the current year but earned in the prior year prior to the time the participant was designated as a Senior Manager, and
             (B) the amount of any Salary paid in the current year prior to the time the participant was designated as a Senior Manager.
(d)    Pay-Based Credits for 1995.
       (1) General Rule. For the 1995 calendar year, periodic crediting shall not occur prior to August 1, 1995, but thereafter all determinations shall take into account accumulated Salary paid on or after January 1, 1995.
       (2) Opening Credit. As of August 1, 1995, an amount shall be credited to reflect Pay-Based Credits that would have been made earlier in 1995 had the Plan been in effect, plus interest at 8 percent per annum through July 31, 1995. Notwithstanding section 5.2, the entire amount of the opening credit described in this subsection
             (d)(2) shall be allocated to the Senior Manager's Directed Investment Account.


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6.2 Conversion Credits

(a)    In General. In the case of a Senior Manager for whom a Conversion
       Credit amount is designated in Appendix A, such credit shall be made as of January 1, 1995.
(b) Earnings Credit Prior to August 1, 1995. Notwithstanding section 5.3, for the period from January 1, 1995 through July 31, 1995 earnings shall be credited at 8 percent per annum.

6.3 Annual Transition Credits

(a) In General. In the case of a Senior Manager for whom an Annual Transition Credit is designated in Appendix B for one or more calendar years, such amounts shall be credited to his or her Directed Investment Account as of December 31 of the year for which they are designated.
(b) Credit For 1995. Any Annual Transition Credit amount designated in Appendix B for 1995 shall be credited as of January 1, 1995 and shall accrue interest through July 31, 1995 at 8 percent per annum, notwithstanding section 5.3.
(c) Year of Termination. An Annual Transition Credit shall be made for the year of termination as of the last business day of the month following the month in which Termination of Employment occurs, but shall not be made for any year thereafter.

6.4 Potential Interim Amount

(a) In General. If a Potential Interim Amount credit is designated in Appendix C for a Senior Manager for the year in which the Senior Manager's Termination of Employment occurs, such credit shall be made as of the last business day of the month following the month in which such Termination of Employment occurs, except as provided in subsection (b). The amounts shown in Appendix C represent the amount payable for December terminations for the year shown. For terminations during the year, a pro rata determination of the PIA will be made based on the difference in the PIA from the year prior to termination and the year of termination. The difference will be multiplied by the number of full and partial months remaining in the year and beginning after termination and divided by 12. This amount will then be used as an adjustment to the December PIA amount shown in the schedule for the year of termination.


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



(b) Denial of PIA Credit. An amount which otherwise would have been credited under subsection (a) shall not be credited in the case of a Senior Manager--

       (1) whose employment with a Participating Company is terminated for Cause,
       (2) who fails to comply with a request by his Participating Company to remain in employment for a reasonable additional period of time not to exceed 12 months from the date on which the Senior Manager has requested to retire, or
       (3) who fails to sign a noncompete agreement provided by NYNEX, which prohibits employment with a competitor during the two-year period following Termination of Employment.


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



Article VII. Distribution at Termination of Employment

7.1 Commencement

Effective as of the last business day of the month following the month in which a Senior Manager's Termination of Employment occurs, the distribution of his or her accumulated ERA balance shall commence in the form and amount determined under this Article VII.

7.2 Form of Payment

All amounts shall be paid solely from the general assets of a Participating Company. Distribution shall be made in the form designated by the Senior Manager in such election as shall be in effect as of the last day of the year preceding the year of his or her Termination of Employment. In the event that no election is in effect on such date, payment of the entire applicable ERA balance shall be made as a lump sum distribution as described in section 7.3. The forms of payment that may be elected by a Senior Manager are those described in sections
7.3 through 7.6, below.

7.3 Lump Sum Distribution

Under this option, a lump sum distribution shall be made, in the amount equal to the aggregate ERA balance as of the last business day of the month following the month in which Termination of Employment occurs.

7.4 Appreciation Only

(a) In General. Under this option, a payment shall be made to the Senior Manager for each month up to and including the month of the Senior Manager's death, at which time the remaining ERA balance (adjusted to reflect such monthly distributions) shall be paid in a single lump sum to his or her Beneficiary. Payments shall commence as of the last business day of the month following the month in which Termination of Employment occurs.
(b) Monthly Amount. The amount payable for any given month during the Senior Manager's lifetime shall be equal to the greater of--
       (1) a fixed amount equal to two-thirds of one percent of the ERA balance as of the last business day of the month following the month in which Termination of Employment occurs, or
       (2) the amount by which the current balance exceeds the balance as of date on which distribution commenced.


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



(c) Investments. Prior to the death of a Senior Manager who has elected this Appreciation-Only option, the Senior Manager shall continue to elect which Funds determine the hypothetical investment performance of his or her Directed Investment Account. Solely for purposes of this section 7.4, at any time following Termination of Employment, a Senior Manager also may elect to transfer part or all of his or her balance in the hypothetical NYNEX Shares Account to the Directed Investment Account.

7.5 Annuity Options

(a) In General. Under this option, monthly payments will be made from the Participating Company's general assets in amounts determined under the annuity payment form specified under this section 7.5. No annuity contract of any kind shall be purchased or provided.
(b) Single Life Annuity. A Senior Manager who elects a single life annuity option shall receive a level monthly amount for his or her lifetime, which is actuarially equivalent to the Senior Manager's ERA balance as of the last business day of the month following the month in which Termination of Employment occurs, determined by assuming interest equal to the 30-year Treasury Bill rate for the November prior to the year of such termination, and life expectancy under the 1983
       GATT Mortality Table.
(c) Other Annuity Payment Forms. A Senior Manager may elect payment in any Joint and Survivor Annuity Form, or Period Certain and Life Annuity Form, specified under section 6.1 of the NYNEX Management
       Pension Plan. The amount payable under any such form shall be equal to the amount that would be payable in such form under the NYNEX Management Pension Plan if the single life annuity payable under such Plan were equal to the single life annuity determined under section 7.5(b) hereof.
(d) Commencement of Payments. Payments under this section 7.5 shall commence as of the last business day of the month following the month in which Termination of Employment occurs.
(e) Credits Allocated After Annuity Commences. In the case of a credit allocated under section 6.1(b) after commencement of annuity payments, payments shall be made in a lump sum in lieu of adjusting annuity payment amounts.
(f) Death of Senior Manager. With respect to the portion of the ERA balance to which an annuity payment form election shall have been in effect, no amount shall be payable for any month after the Senior Manager's death except as specifically provided to designated Beneficiaries under such annuity payment form.


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




7.6 Partial Lump Sum Option

Under this option, the Senior Manager shall designate a portion of his or her ERA balance to be paid as a lump sum under section 7.3, and the remaining portion to be paid as an actuarially equivalent annuity amount under section 7.5.



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



Article VIII. Death Prior to Termination of Employment

8.1 In General

If the Senior Manager dies before commencement of benefits under Article VII, benefits shall be paid under this Article VIII. All such payments shall be made from the general assets of a Participating Company.

8.2 Forms of Payment

(a) In General. Distribution shall be made in such form, and to such Beneficiaries, as shall have been elected pursuant to the Pre-Retirement Beneficiary Designation Form which was most recently submitted by the Senior Manager. The forms of payment of pre-retirement death benefits that may be elected by the Senior Manager are those described in sections 8.3, 8.4, and 8.5, below. In the event no payment form election is in effect, an amount equal to the Senior Manager's entire ERA balance shall be paid in a lump sum to the Senior
       Manager's designated Beneficiary.
(b) No Beneficiary. In the event that no Beneficiary has been designated, or no Beneficiary survives the Senior Manager, an amount equal to the Senior Manager's entire ERA balance shall be paid to his or her estate in a single lump sum payment.

8.3 Lump Sum Distribution

The Senior Manager may elect that his or her Beneficiary shall receive payment of a lump sum distribution equal to the amount of the ERA balance determined as of the last business day of the month following the month in which NYNEX is notified of his or her death.

8.4 Annuity Options

(a) In General. Under this option, monthly payments will be made from the Participating Company's general assets in amounts determined under the annuity payment form specified by the Senior Manager under this section
       8.4. No annuity contract of any kind shall be purchased or provided.
(b) Single Life Annuity. Under this single life annuity payment form, a level monthly amount shall be paid to the Beneficiary for his or her lifetime. Payments shall be actuarially equivalent to the ERA balance as of the date of the Senior Manager's death, determined by assuming interest equal to the 30-year Treasury Bill rate for the November prior to the year of death, and the life expectancy of the Beneficiary under the 1983 GATT Mortality Table.


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



(c)    Period Certain and Life Annuity.
       (1) In General. A Senior Manager may elect payment under the Period Certain and Life Annuity Form specified under section 6.1 of the NYNEX Management Pension Plan. Under this form, payments shall be made to the Beneficiary for his or her lifetime, provided that if the Beneficiary dies during the Period Certain, payments shall continue to the Beneficiary's estate.
       (2) Conversion Basis. The amount payable in the form of a Period Certain and Life Annuity shall be determined by using conversion procedures that would be applied under the NYNEX Management Pension Plan in order to convert a Single Life Annuity in an amount determined under section 8.4(b) hereof to a Period Certain and Life Annuity.
(d) Commencement. Payments under this section 8.4 shall commence as of the last business day of the month following the month in which the Senior Manager's death occurs.
(e) Credits Made After Annuity Commencement. In the case of credits allocated under section 6.1(b) or 6.3 after commencement of annuity payments under this section 8.4, payment shall be made in a lump sum in lieu of adjusting annuity payment amounts.

8.5 Partial Lump Sum Option

Under this option, the Senior Manager shall designate a portion of his or her ERA balance to be paid as a lump sum under section 8.3, and the remaining portion to be paid as an actuarially equivalent annuity amount under section 8.4.


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



Article IX. Supplement to Death Benefits Payable Under
NYNEX Management Pension Plan

9.1 Supplemental Death Benefits

The death benefit payable under this Article IX shall be equal to the additional amount which would have been payable under Article VIII (Other Death Benefits) of the NYNEX Management Pension Plan if the wages described under section 9.2 below were taken into account under Article VIII of such plan. All other provisions of Article VIII of such plan shall apply for purposes of determining the manner of payment of supplemental death benefits under this Article IX.

9.2 Definition of Wages

For purposes of Death Benefits under this Article IX, wages shall include:
(a) For a Senior Manager who dies while an active employee and is entitled to the accident death benefit as defined in section 8.1 of the NYNEX Management Pension Plan, the lesser of the Senior Manager's standard award in effect as of death, or 60% of his position rate as of death.
(b) For a Senior Manager who dies while an active employee or retires on or after July 1, 1985 and is entitled to a sickness or pensioner death benefit as defined in sections 8.2 or 8.3 of the NYNEX Management Pension Plan, the lesser of the Senior Manager's standard award in effect as of June 30, 1985 or 60% of his position rate as of June 30, 1985. In the event that such Senior Manager was employed by Bell Communications Research Inc. (Bellcore) on June 30, 1985, this subsection (b) shall apply to the comparable standard award or position rate at Bellcore.




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



Article X. General Provisions

10.1 Effective Date

This Plan is effective January 1, 1995 and applies only to individuals who are actively employed as Senior Managers on or after that date.

10.2 Source of Payments

All benefits payable under this Plan shall be paid from NYNEX or Participating Company general assets.

10.3 Rights to Benefit

There is no right to any benefit under this Plan except as may be provided by NYNEX or a Participating Company. Benefits previously awarded may be discontinued at any time at the sole discretion of NYNEX or any Participating Company.

10.4 Forfeiture of Benefits

All benefits for which a Senior Manager would be otherwise eligible hereunder may be forfeited, at the discretion of the NYNEX Board of Directors, under the following circumstances:
(a)    The Senior Manager is discharged by a Participating Company for
       Cause; or
(b) Determination by the Board of Directors of a Participating Company that the Senior Manager engaged in misconduct in connection with his employment with such Participating Company; or
(c) The Senior Manager or an annuitant, without the consent of the Participating Company otherwise obligated to pay him a benefit hereunder, at any time is employed by, becomes associated with, renders service to, or owns an interest in any business that is competitive with a Participating Company with any business in which a Participating Company has a substantial interest (other than as a shareholder with a nonsubstantial interest in such business) as determined by the Board of Directors of such Participating Company.

10.5 Attachment, Assignment, or Alienation

Attachment, assignment, or alienation of pensions or other benefits under this Plan will not be permitted or recognized except as otherwise required by law.



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



10.6 Determination of Eligibility

In all questions relating to the determination of any benefit hereunder, the decision of the Committee, based upon this Plan and upon the records of the Participating Companies, insofar as permitted by applicable law, shall be final.

10.7 Payments to Others

Benefits payable to a former employee or retiree unable to execute a proper receipt may be paid to other person(s) in accordance with the standards and procedures set forth in the NYNEX Management Pension Plan.

10.8 Claims Release

In case of accident resulting in the death of a Senior Manager which entitles his beneficiaries or his annuitant to benefits under this Plan, such beneficiaries or annuitant shall, prior to the payment of any such benefits, sign a release, releasing NYNEX or other Participating Companies, as applicable, from all claims and demands which the Senior Manager had, and his beneficiaries or his annuitant may have against them, otherwise than under this Plan, on account of such accident. If any persons other than the beneficiaries under this Plan might legally assert claims against a Participating Company on account of the death of the Senior Manager, no part of the death benefit under this Plan shall be due or payable until there have also been delivered to NYNEX, good and sufficient releases of all claims, arising from or growing out of the death of the Senior Manager, which such other persons might legally assert against any Participating Company. The Committee, in its discretion, may require that the releases above described shall release any other company, connected with the accident, including NYNEX or any other Participating Company, as applicable.

10.9 Damage Claims or Suits

To the extent permitted by law, should a claim other than under the Plan be presented or suit brought against NYNEX or any Participating Company for damages on account of death of a Senior Manager, nothing shall be payable under the Plan on account of such death except as provided in section 10.10; provided, however, that the Committee may in its discretion, and upon such terms as it may prescribe, waive this provision if such claims be withdrawn or if such suit be discontinued.



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



10.10 Judgment or Settlement

In case any judgment is recovered against any Participating Company or any settlement is made of any claim or suit on account of the death of a Senior Manager, and the amount paid to the Beneficiaries who would have received benefits under the Plan is less than what would otherwise have been payable under the Plan, the difference between the two amounts may, in the discretion of the Committee, be distributed to such Beneficiaries.

10.11 Payment Under Law

In case any benefit, which the Committee shall determine to be of the same general character as a payment provided by the Plan, shall be payable under any law now in force or hereafter enacted to any Senior Manager of a Participating Company, to his Beneficiaries or his annuitant under such law, the excess only, if any, of the amount prescribed in the Plan above the amount of such payment prescribed by law shall be payable under the Plan; provided, however, that no benefit payable under this Plan shall be reduced by reason of any governmental benefit or pension payable on account of military service or by reason of any benefit which the recipient would be entitled to receive under the Social Security Act. In those cases, because of differences in the Beneficiaries, or differences in the time or methods of payment, or otherwise, whether or not there is such excess is not ascertainable by mere comparison but adjustments are necessary, the Committee has discretion to determine whether or not in fact any such excess exists and to make the adjustments necessary to carry out in a fair and equitable manner the spirit of the provision for the payment of such excess.

10.12 Plan Termination

NYNEX retains the right to terminate the Plan in whole or in part and each Participating Company retains the right to withdraw from this Plan, at any time, for any reason, with or without notice. Such withdrawal or termination, as applicable, shall not affect or reduce--
(a)    the benefits of retired Senior Managers or their annuitants, or
(b) benefits accrued as of the date of such withdrawal or termination for active Senior Managers.


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



Article XI. Plan Modification

NYNEX may in its sole discretion from time to time make any changes in the Plan as it deems appropriate, and may terminate the Plan, without notice to participants. The Vice President-Human Resources of NYNEX (or any successor to that officer's responsibilities), with the approval of the Vice President and General Counsel of NYNEX (or any successor to that officer's responsibilities), is hereby authorized to make any changes to the Plan necessary or advisable to comply with applicable law or government regulations. Such modification may affect participants in the Plan at the time as well as future participants, but shall not affect or reduce--
(a)    the benefit of retired Senior Mangers or their annuitants, or
(b) benefits accrued as of the date of such modification for active Senior Managers.




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



Appendix A

Conversion Credits



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



Appendix B

Annual Transition Credits



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


Appendix C

Potential Interim Amounts



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